EXHIBIT 7.1                              p.1

                      Russian Gateway Holding Company, Inc.
               Audited Balance Sheets of December 31, 1996, 1997,
            And Unaudited Proforma Balance Sheet of December 31, 1998


                                        12/31/98       12/31/97       12/31/96
                                       (Unaudited)    (Audited)      (Audited)
Assets

Current Assests:
  Cash and cash equivalents              $93,172       $116,343        $27,052
  Restricted cash                        526,303        512,779             --
  Accounts receiveable
   Trade, net allowance for doubtful
    Accounts                             865,769      1,759,079        182,817
  Other                                  135,931         45,000             --
  Employee advances                       45,293         78,823          2,632
  Prepaid expenses                        85,785         52,232         20,168
                                       ---------      ---------      ---------
    Total Current Assets               1,752,253      2,564,256        232,669

Property and equipment, net              423,804        445,948        245,625

Other assets, net                         68,922        165,690         40,593
                                       ---------      ---------      ---------
Total Assets                           2,244,979      3,175,894        518,887

                              EXHIBIT 7.1                                  p.2

                      Russian Gateway Holding Company, Inc.
               Audited Balance Sheets of December 31, 1996, 1997,
           And Unaudited Proforma Balance Sheet of December 31, 1998


                                        12/31/98       12/31/97       12/31/96
                                       (Unaudited)    (Audited)      (Audited)
Liabilities and Stockholders' Deficit

Current liabilities
  Notes payable                          528,863        497,000         30,000
  Notes payable - related parties      1,783,779        168,000             --
  Capitial lease obligation -
   Current portion                         2,650          2,650          2,113
  Due to factor, net of reserve          201,692        863,752             --
  Accounts payable
   Trade                               1,058,461        496,941        137,630
   Related parties                       397,930        121,898             --
  Accrued expenses
   Other                                 526,718        858,359        260,998
   Related parties                       381,066        195,932        145,226
                                       ---------      ---------      ---------
    Total Current Liabilities          4,881,159      3,204,532        575,967
                                       ---------      ---------      ---------
Other liabilities
  Capital lease obligation -
   Long-term portion                       3,958          3,983          6,879
  Notes payable - related parties -
   Long-term portion                     199,337      1,479,212        552,297
                                       ---------      ---------      ---------
                                         203,295      1,483,195        559,176

Stockholders' deficit
  Preferred stock, no par value,
   20,000,000 authorized, none issued
   and outstanding
  Common stock, $.01 par value,
   20,000,000 authorized, 3,396,425
   and 3,137,500 shares issued and
   outstanding                            33,964         33,964         31,375
  Additional paid-in capital           2,679,689      2,928,276      2,430,865
  Convertible Debentures               2,100,000             --             --
  Accumulated deficit                 (7,653,129)    (4,474,073)    (3,078,496)
                                       ---------      ---------      ---------
Total Stockholders' deficit           (2,839,475)    (1,511,833)      (616,256)
                                       ---------      ---------      ---------
Total liabilites and stockholders'
  Deficit                              2,244,979      3,175,894        518,887
==============================================================================

                               EXHIBIT 7.1                                 p.3

                      Russian Gateway Holding Company, Inc.
          Audited Statements of Operations at December 31, 1996, 1997,
       And Unaudited Proforma Statement of Operations at December 31, 1998


                                       (Unaudited)    (Audited)      (Audited)
Years ended December 31,                    1998           1997           1996
------------------------------------------------------------------------------
Net revenues                          12,059,008     10,146,166      3,033,116

Cost of revenues                       9,072,498      6,875,828      2,380,237
------------------------------------------------------------------------------
Gross profit                           2,986,510      3,270,338        652,879

General and administrative expenses    5,949,868      4,446,933      2,709,992
------------------------------------------------------------------------------
Loss from operations                  (2,963,358)    (1,176,595)    (2,057,113)

Interest expense                        (218,583)      (218,982)       (16,336)
------------------------------------------------------------------------------
Net Loss                              (3,181,941)    (1,395,577)    (2,073,449)
------------------------------------------------------------------------------